Exhibit 99.1

American Shared Hospital Services Expands Sales Team

Fills New Senior Sales Management Position with Healthcare Finance Pro, Tim Keel

SAN FRANCISCO, CA, May 6, 2022 ‒ American Shared Hospital Services (NYSE American: AMS) (the "Company” or “AMS"), a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy equipment and services, today announced that it has expanded the Company’s sales team by hiring Timothy J. Keel as Vice President of Sales and Marketing, responsible for sales and marketing company-wide, effective May 3, 2022. Ernest R. Bates will become Vice President of International Sales and Marketing.

Timothy J. Keel has over 30 years of experience in the healthcare finance sector. He previously served as Vice President of Sales for Dext Capital, a leading independent Healthcare finance company. Prior to Dext, he held several senior sales roles at BankAmerica, Citibank and Key Bank with a focus in project finance in oncology, outpatient surgery and diagnostic imaging. Mr. Keel holds a Bachelor of Science in Financial Management from California State University of Long Beach.

Ray Stachowiak, Chief Executive Officer of AMS, commented, “AMS has spent a lot of time strengthening its financial resources and foundation to position the Company for its next phase of growth. An important part of this plan was to add new leadership for our company’s sales and marketing efforts, and we’re excited to have hired Tim Keel for this position. Craig Tagawa, AMS’ President, COO and CFO, and I have known Tim for 25 years, and his extensive sales experience in the healthcare industry, along with his knowledge of project finance, and his relationships with hospitals, medical development entrepreneurs and medical equipment vendors, make him an excellent fit to join American Shared Hospital Services at this time. With the pandemic waning, the U.S. healthcare market is ripe for placements of additional advanced radiation therapy equipment, and with our broadened product portfolio, now was the time to redouble our efforts in all markets. We welcome Tim to AMS and look forward to his contributions.”

“AMS’ growth will also benefit from the joint venture that we recently announced to install a state-of-the-art linear accelerator for a radiation therapy center in Puebla, Mexico. This agreement was conceived and negotiated during the COVID-19 pandemic and it’s completion is due to the tenacity of Ernie Bates. This is our third project outside of the U.S. and Ernie’s knowledge and experience in the international markets were instrumental to this growth,” concluded Mr. Stachowiak.

About American Shared Hospital Services (NYSE American: AMS)

American Shared Hospital Services is a leading provider of turnkey technology solutions for stereotactic radiosurgery and advanced radiation therapy equipment and services. AMS is a leading provider in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations, and trigeminal neuralgia (facial pain). The Company also offers proton therapy, and the latest IGRT, IMRT and MR/LINAC systems. For more information, please visit: www.ashs.com.

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth of the Company and the expansion of the Company’s Gamma Knife, proton therapy and MR/LINAC business, which involve risks and uncertainties including, but not limited to, the risks of economic and market conditions, the risks of variability of financial results between quarters, the risks of the Gamma Knife and proton therapy businesses, the risks of developing The Operating Room for the 21st Century program, the risks of changes to CMS reimbursement rates or reimbursement methodology, the risks of the timing, financing, and operations of the Company’s Gamma Knife, proton therapy, and MR/LINAC businesses, the risks of the COVID-19 pandemic and its effect on the Company’s business operations and financial condition, the risk of expanding within or into new markets, the risk that the integration or continued operation of acquired businesses could adversely affect financial results and the risk that current and future acquisitions may negatively affect the Company’s financial position. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and the definitive Proxy Statement for the Annual Meeting of Shareholders to be held on June 21, 2022.

Contacts:

American Shared Hospital Services
Ray Stachowiak
Chief Executive Officer
rstachowiak@ashs.com

Investor Relations
PCG Advisory
Stephanie Prince
P: (646) 863-6341
sprince@pcgadvisory.com